UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Transocean Ltd.
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TRANSOCEAN LTD. PROVIDES UPDATE ON EXTRAORDINARY GENERAL MEETING

Steinhausen, Switzerland – January 16, 2018 – Transocean Ltd. (NYSE: RIG) announced today that it commenced its previously scheduled extraordinary meeting of shareholders (“EGM”) to approve proposals related to the acquisition of Songa Offshore SE. The EGM is continuing to allow for the tabulation of votes required to meet a quorum.

Transocean shareholders have shown overwhelming support for the transaction, with approximately 97% of the shares for which proxies have been submitted and counted indicating approval of the proposals. Unless a quorum is reached, the company will be unable to complete this transaction.  The company expects to announce results of the EGM on or about January 17, 2018.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 39 mobile offshore drilling units consisting of 26 ultra-deepwater floaters, seven harsh environment floaters, two deepwater floaters and four midwater floaters. In addition, Transocean has three ultra-deepwater drillships under construction or under contract to be constructed. The company also operates two high-specification jackups that were under drilling contracts when the rigs were sold, and the company continues to operate these jackups until completion or novation of the drilling contracts.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

Any statements in this release that are not historical facts may be forward-looking statements that involve certain risks, uncertainties and assumptions. These forward-looking statements include, but are not limited to, statements regarding the company’s expectation regarding when it will announce the final results of the EGM.  All forward-looking statements included in this release are based on information available to the company as of the date of this communication and current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated. These risks and uncertainties include the final results of tabulating the votes cast at the EGM, as well as the other risks and uncertainties included in the company’s Definitive Proxy Statement with regard to the EGM, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2017, or in the company’s most recent Form 10-K, Forms 10-Q and other filings with the SEC. No forward-looking statements in this release should be relied upon as representing the company’s views or expectations as of any subsequent date, and the company does not undertake any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

Additional Information

This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, and any applicable European and Norwegian regulations. The transaction and distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647